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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY




                                                             JURISDICTION OF
                                                             INCORPORATION OR
                       NAME                                    ORGANIZATION
                       ----                                    ------------

LCC Design Services, L.L.C.                                      Delaware

LCC Development Company, L.L.C.                                  Delaware

Eurofon Incorp. & Co. KG                                         Germany

Eurofon de France S.A.R.L.                                        France

LCC, United Kingdom                                           United Kingdom

Microcell Management, Inc.                                       Delaware

LCC International AS                                              Norway

LCC do Brazil                                                     Brazil